Exhibit 10.2

UNSECURED PROMISSORY DEMAND NOTE

FOR VALUE RECEIVED, Alynx Co. (“Maker” or “Company”), having an office location at 706 Rildah Circle, Kaysville, UT 84037, promises to pay on demand One Thousand Dollars ($1,000.00), the amount advanced to the Maker up through and including September 30, 2007 to Ken Edwards, President of the Company, at 706 Rildah Circle, Kaysville, Utah or order (collectively “Holder”), (the “Note”). The amount of this Note may be increased from time to time up to a total amount of Twenty Five Thousand Dollars ($25,000.00) upon request of the Company’s President and upon the willingness of the Holder to make such additional loans to the Company. Any additional loans shall be governed by the same terms and conditions as stated in this Note. Acknowledgement of the receipt of any additional amounts shall be made by the President of the Company at the end of this Note. The Note is not being collateralized by any asset of the Company or any equatity interest in the Company and is unsecured. The date of the Note is October 1, 2007, not withstanding the date that the funds were actually deposited into the Makers bank account, for purposes of accrueing interest pursuant to Paragraph #2 of the Note.

1.

Payments.  The principal and any interest on the Note shall be repaid on demand of the Holder at the address of the Holder (subject to the provisions below), upond giving 30 days prior written notice to the Maker at the address of the Maker. In any event, if Holder does not make demand for payment on or before December 31, 2008, such date shall be considered as the date that demand is being made and payment of the Note shall be due 30 days thereafter including any and all accrued interest. All payments being made first towards the unpaid interest balance and then as a reduction of the principal amount.

2.

Interest.  Interest shall first commence accuring from the date of the Note and upon the time that additional amounts being loaned to the Company are acknowledged at the end of this Note. Interest shall accrue at a simple interest rate of twelve percent (12%) per annum until all principal has been repaid. Any payments made shall first be applied towards any accrued interest and all interest has been fully paid, the remaining balance of the payment shall be applied towards the principal sum of the Note.

3.

Type and place of Payments.  Payment of principal and interest shall be made in lawful money of the United States of America to the above named Holder, at the address of the Holder given herein, or such other location as the Holder shall advise the Maker in writing, to the extent that such address is within the greater Salt Lake City area. For payments outside of this area, Holder will make arrancgement for the delivery of funds at the Holder’s expense

4.

Prepayment.  Advance payment(s) or prepayment(s) may be made at any time on the principal and interest, without penalty, by giving Holder 3 days prior written notice, and with such payments bein applied first towards unpaid interest as set forth herein.

5.

Default.  Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, the Holder of this Note may forthwith declare the unpaid balance of the principal and interest on the Note to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

(a)

Default in the payment of the principal and interest of this Note or any portion thereof when the same shall become due and payable, whether at maturity as herein expressed, or on demand of the Holder, unless cured within thirty (30) days after notice thereof by Holder to Maker.

(b)

Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Maker of all or any substantial portion of its property, or Maker shall make an assignment to any agent authorized to liquidate any substantial part of its assets; or

(c)

An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any receiver or trustee of all or any substantial portion of the property of Maker, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released  or bonded within 60 days after its entry or levy.

(d)

At such time as the majority of the Board of Directors of the Company as constituted on the date of signing of this Note shall resign or otherwise be replaced.

6.

Attorneys’ Fees.  If this Note is placed with an attorney for collection, or if suit is instituted for collection hereof, then in such event, the Maker agrees to pay reasonable attorneys’ fees, costs, and other expenses incurred by Holder in its collection efforts.

7.

Construction.  This Note shall be governed by and construed in accordance with the laws of the State of Utah.

Alynx Co.

a Nevada Corporation

By: /s/ Ken Edwards

A Duly Authorized Officer and

Member of the Board of Directors

ACKNOWLEDGEMENT OF ADDITIONAL AMOUNTS RECEIVED BY THE COMPANY

The President of the Company hereby acknowledges that the following amounts were requested from the Holder and that the Company has received the requested amounts from the Holder on the dates and in the amounts set forth below:

Date:	12/21/2007	Amount:	$1,500	Signature of President:	/s/ Ken Edwards

Date:	1/15/2008	Amount:	$2,000	Signature of President:	/s/ Ken Edwards

Date:		Amount:		Signature of President:

Date:		Amount:		Signature of President:

Date:		Amount:		Signature of President: